Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos.333-194490, 333-203179, 333-210172, 333-216572, 333-223589 and 333-234734 on Form S-8 and Nos. 333-215457 and 333-223584 on Form S-3 of our report dated March 12, 2020, relating to the financial statements of Neoleukin Therapeutics, Inc. appearing in this Annual Report on Form 10-K of Neoleukin Therapeutics, Inc. for the year ended December 31, 2019.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

March 12, 2020

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